BURKE & HERBERT FINANCIAL SERVICES CORP.
2023 STOCK INCENTIVE PLAN
NOTICE OF GRANT OF TIME-BASED RESTRICTED STOCK UNITS AWARD

Burke & Herbert Financial Services Corp., pursuant to its 2023 Stock Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”) this award of Restricted Stock Units. The Restricted Stock Units described in this Notice of Grant of Time-Based Restricted Stock Units Award (the “Notice”) are subject to the terms and conditions set forth in the Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used in this Notice and the Agreement will have the meanings defined in the Plan.

Participant:
Grant Date:
Total Number of Restricted Stock Units:
Vesting:	Subject to the continued service of the Participant through the applicable vesting date, the Restricted Stock Units shall vest as follows:

By signing below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, and this Notice. This document may be executed, including by electronic means, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed a single instrument.

BURKE & HERBERT FINANCIAL SERVICES CORP.
Sign: _______________________________
Name: ______________________________
Title: _______________________________
Date: _______________________________

PARTICIPANT

Sign: _______________________________
Name: ______________________________
Date: _______________________________
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EXHIBIT A
AWARD AGREEMENT

1.Grant of Award. Effective as of the Grant Date set forth in the Notice, the Company has granted to the Participant the number of Restricted Stock Units set forth in the Notice (the “Award”), subject to the restrictions and on the terms and conditions set forth in the Notice, the Plan, and this Agreement. Each Restricted Stock Unit represents the right to receive one Share, subject to the terms and conditions set forth herein.
2.Vesting of Award.
(a)Subject to the continued service of the Participant with the Company through the relevant vesting date(s) or event(s), the Restricted Stock Units shall become vested in such amounts and at such times as set forth in the Notice.
(b)Upon the cessation of the Participant’s service with the Company due to the Participant’s death or Disability, any Restricted Stock Units that are unvested immediately prior to the Participant’s death or Disability will vest, provided that such vesting will be subject to the requirement that, within forty-five (45) days following the Participant’s cessation of service, the Participant (or the Participant’s personal representative, estate, and/or beneficiaries, if applicable) has executed a general release of claims against the Company and its affiliates in a form prescribed by the Company and such release has become irrevocable. If the release requirements described in this Section 2(b) have not been timely satisfied, then any unvested Restricted Stock Units that would have otherwise vested under this Section 2(b) will be forfeited automatically and the Participant will have no further rights hereunder.
(c)Upon the cessation of the Participant’s service with the Company for Cause (or a resignation by the Participant at such time as the Company could have terminated the Participant’s service for Cause), (i) any unvested Restricted Stock Units will be forfeited automatically and (ii) any vested Restricted Stock Units for which Shares have not yet been delivered will also be forfeited automatically, and the Participant will have no further rights hereunder.
(d)Unless otherwise provided in the Participant’s employment agreement or in the discretion of the Committee, upon the cessation of the Participant’s service with the Company for any other reason, any unvested Restricted Stock Units will be forfeited automatically and the Participant will have no further rights hereunder.
(e)Solely for purposes of this Agreement, service with the Company will be deemed to include service with an Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).
3.Settlement of Award.
(a)One Share will be delivered with respect to each vested Restricted Stock Unit within sixty (60) days following the applicable vesting date or event.
(b)The award of Restricted Stock Units constitutes an unfunded and unsecured obligation of the Company. The Participant shall not have any stockholder rights with respect to the Shares underlying the Restricted Stock Units, in each case, unless and until a Restricted Stock Unit vests and a Share is delivered with respect thereto.
(c)Notwithstanding the foregoing, to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii) or any successor provision, the Company may delay settlement of Restricted Stock Units if it reasonably determines that such settlement would violate federal securities laws or any other Applicable Law.

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4.Dividends. If the Company declares and pays a cash dividend or distribution with respect to its Shares, any outstanding Restricted Stock Units with respect to which Shares have not been delivered (“Outstanding Restricted Stock Units”), whether vested or unvested, will be credited with an amount of cash equal to the value of such cash dividend or distribution. Additional cash credited under this Section 4 will be subject to the same vesting and settlement terms as the Outstanding Restricted Stock Units to which such cash amount relates.
5.[Restrictive Covenant Agreement. In consideration for the grant of the Award, the Participant agrees to execute the Non-Disclosure and Restrictive Covenant Agreement set forth below in an appendix to the Agreement and to comply with the provisions contained therein. The Award is granted contingent upon the Participant executing such Non-Disclosure and Restrictive Covenant Agreement.]1
6.Non-Transferability of Award. The Award is subject to restrictions on transfer as set forth in Section 17 of the Plan.
7.Section 409A. The Award is intended to be exempt from Section 409A of the Code and should be interpreted accordingly. Nonetheless, the Company does not guarantee the tax treatment of the Award.
8.No Right to Continued Service. Neither the Plan nor this Agreement will confer upon the Participant any right to continue in the employment or service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge the Participant at any time, with or without Cause.
9.The Plan. The Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Award subject to the terms and provisions of the Plan. Pursuant to the Plan, the Committee is authorized to interpret the Plan and any awards issued under the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan, the Notice, or this Agreement.
10.Clawback Provisions. In consideration for the grant of the Award, the Participant agrees to be subject to (i) any compensation, clawback, recoupment or similar policies of the Company or its Affiliates covering the Participant that may be in effect from time to time, whether adopted before or after the Grant Date, and (ii) to such other clawback measures as may be required by Applicable Law ((i) and (ii) together, the “Clawback Provisions”). The Participant understands that the Clawback Provisions are not limited in their application to the Award, or to any equity or cash the Participant may receive in connection with the Award.
11.Other Company Policies. The Participant agrees, in consideration for the grant of the Award, to be subject to any policies of the Company and its Affiliates regarding stock ownership, securities trading, anti-hedging and anti-pledging of securities, and other similar policies, that may be in effect from time to time, or as may otherwise be required by Applicable Law.
12.Entire Agreement. The Notice, and this Agreement, together with the Plan, represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreement, written or otherwise, relating to the subject matter hereof.
13.Acknowledgment of Non-Reliance. Except for those representations and warranties expressly set forth in this Agreement, the Participant hereby disclaims reliance on any and all representations, warranties, or statements of any nature or kind, express or implied, including, but not limited to, the accuracy or completeness of such representations, warranties, or statements.
14.Amendment. This Agreement may only be amended by a writing signed by each of the parties hereto; provided that the Company may amend this Agreement without the Participant’s consent, if the amendment does not materially impair the Participant’s rights hereunder.
1 Included to the extent the Participant is not otherwise subject to restrictive covenants.

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15.Choice of Law. This Agreement, the interpretation and enforcement thereof and all claims arising out of or relating to this Agreement or the transactions contemplated by this Agreement, whether sounding in tort, contract or otherwise, shall be governed solely and exclusively by, and construed in accordance with, the laws and judicial decisions of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws and judicial decisions of any jurisdiction other than the Commonwealth of Virginia.
16.Forum Selection. All actions and proceedings arising out of or relating to this Agreement, or the transactions contemplated by this Agreement, shall be heard and determined solely and exclusively in the Circuit Court for the City of Alexandria in the Commonwealth of Virginia or the Alexandria Division of the United States District Court for the Eastern District of Virginia, chosen at the option of the Company and to which the Participant has no objection. The Participant consents to personal jurisdiction in Virginia.
17.Waiver of Jury Trial. Each party hereby waives its right to a jury trial of any and all claims or cause of actions based upon or arising out of this Agreement or the transactions contemplated by this Agreement.  Each party hereby acknowledges and agrees that the waiver contained in this Section 17 is made knowingly and voluntarily.
18.Headings. The headings in this Agreement are for convenience only. They form no part of the Agreement and will not affect its interpretation.
19.Tax Withholding. In accordance with Section 18 of the Plan, the obligations of the Company hereunder are conditioned on the Participant timely paying, or otherwise making arrangements satisfactory to the Company regarding the timely satisfaction of, any tax withholding requirements.
20.Electronic Delivery of Documents. The Participant authorizes the Company to deliver electronically any prospectuses or other documentation related to the Award and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site or the website of a third-party administrator designated by the Company. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this Section 20 may be revoked by the Participant at any time by written notice to the Company.
21.Further Assurances. The Participant agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company to implement the provisions and purposes of this Agreement, and the Plan.

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[APPENDIX TO AWARD AGREEMENT
NON-DISCLOSURE AND RESTRICTIVE COVENANT AGREEMENT]

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    NON-DISCLOSURE AND RESTRICTIVE COVENANT AGREEMENT

This Agreement (“Agreement”) is made this _____ day of __________, 2023, by _____________ (“Employee”) and Burke & Herbert Bank & Trust Company, a Virginia community bank (the “Bank”). This Agreement collectively refers to the Bank and Employee as the “Parties,” and separately may refer to any one of the Parties as a “Party.”

    RECITALS

    A.    Employee is a valuable employee of the Bank; and
    B.    Burke & Herbert Financial Services Corp. (the “Holding Company”) has provided to Employee a Notice of Grant of Time-Based Restricted Stock Units Award and Award Agreement (collectively, the “Grant Agreement”), to which this Agreement is attached as an appendix; and
    C.    As a condition of receiving the restricted stock unit award described in the Grant Agreement, Employee is entering into this Agreement, which contains certain terms, conditions, and restrictive covenants regarding Employee’s employment by the Bank; and

    D.    Employee will or may have access to non-public information about the Bank, the Holding Company, and the Bank’s customers, and will receive training and information about the Bank’s methods of operation, which render the restrictive covenants necessary for the protection of the Bank.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Bank and Employee hereby agree as follows:
1.Employment-At-Will Status. Unless Employee has an existing employment agreement that sets forth a definite term of employment, Employee’s employment is, has been, and will continue to be on an “employment-at-will” basis.
2.Confidentiality. As an employee of the Bank, Employee will have access to and may participate in the origination of non-public, proprietary and confidential information relating to the Bank and/or its affiliates, including the Holding Company, and Employee acknowledges a fiduciary duty owed to the Bank and its affiliates not to disclose impermissibly any such information. Confidential information may include, but is not limited to, trade secrets, customer lists and information, internal corporate planning, methods of marketing and operation, and other data or information of or concerning the Holding Company or the Bank or its customers that is not generally known to the public or generally in the banking industry. In exchange for the benefits promised in this Agreement and other valuable consideration, Employee agrees that during employment and for a period of five (5) years following the cessation of employment, Employee will not use or disclose to any third party any such confidential information, either directly or indirectly, except as may be authorized in writing specifically by the Bank; provided, however that to the extent the information covered by this Section 2 is otherwise protected by the law, such as “trade secrets,” as defined by the Virginia Uniform Trade Secrets Act, or customer information protected by banking privacy laws, that information shall not be disclosed or used for however long the legal protections applicable to such information remain in effect.
Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit Employee from performing any duty or obligation that shall arise as a matter of law or limit Employee’s right to communicate with any government agency. Employee shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process. In the event Employee is requested to disclose confidential information by subpoena or other legal process or lawful exercise of authority, Employee shall promptly provide the Bank with notice of the same and cooperate with the Bank in the Bank’s effort, at its sole expense, to avoid disclosure. Moreover, nothing herein is intended to and shall not in any way proscribe or limit Employee’s right and ability to volunteer information to any federal, state, or local agency or governmental or regulatory authority.
Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, federal law provides

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that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions:
·Where the disclosure is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or
·Where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.
Nothing in this Agreement prohibits Employee from disclosing any details relating to a claim of sexual assault, or from disclosing or discussing conduct that Employee reasonably believes under state, federal or common law to be discrimination, including harassment, retaliation, wage or hour violations, sexual assault, a fraud (against taxpayers, shareholders, the government, consumers, or other employees), or other conduct that is recognized as against a clear mandate of public policy.
Notwithstanding anything herein to the contrary, nothing in this Agreement shall (x) prohibit Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (y) require notification or prior approval by the Bank of any such report; provided that, Employee is not authorized to disclose communications with counsel of the Bank or Holding Company that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Nothing in this Agreement shall prohibit Employee from collecting a reward from a governmental agency or entity in connection with any such report.
3.Non-Piracy of Customers. Employee agrees that for a period of twelve (12) months after Employee’s employment ceases for any reason, Employee will not, directly or indirectly, solicit, divert from the Bank, or transact business with any “Customer” of the Bank with whom Employee had “Material Contact” during the last twelve (12) months of Employee’s employment or about whom Employee obtained non-public information while acting within the scope of Employee’s employment during the last twelve (12) months of employment, if the purpose of such solicitation, diversion, or transaction is to provide products or services that are the same as or substantially similar to, and competitive with, those offered by the Bank at the time Employee’s employment ceases. “Material Contact” means that Employee personally communicated with the Customer, either orally or in writing, for the purpose of providing, offering to provide or assisting in providing products or services of the Bank. “Customer” means any person or entity with whom the Bank had a depository or other contractual relationship, pursuant to which the Bank provided products or services during the last twelve (12) months of Employee’s employment.
4.Non-Solicitation of Employees. Employee agrees that for a period of twelve (12) months after Employee’s employment ceases, for any reason, Employee will not, directly or indirectly, hire, assist others in hiring, or solicit for hire any person, or induce or encourage any person to terminate employment with the Bank, if such person was known by Employee to have been an employee of the Bank at any time during the last six (6) months of Employee’s employment and the purpose of such hire, solicitation, or inducement is to compete with the Bank; provided, however, that nothing herein prohibits Employee from issuing general solicitations in any medium not specifically directed at employees of the Bank or its affiliates.

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5.Return of Bank Materials and Property/Non-Interference. Employee understands and agrees that immediately upon Employee’s separation from employment, Employee will return to the Bank all files, customer information, memoranda, records, credit cards, facility access cards, safe deposit box, facility and other keys, “tokens,” manuals, computer equipment, computer software, pagers, cellular phones, facsimile machines, vehicles, passwords, and any other equipment and other documents, and all other physical or personal property that Employee received from the Bank or that Employee used in the course of Employee’s employment with the Bank and that are the property of the Bank. Employee further agrees that Employee will provide immediately upon request all information used by the Bank to access any database or other electronically stored information, including any and all passwords.
6.Severability of Provisions/Claims Do Not Excuse Performance. Each of the restrictive covenants of Employee contained in this Agreement shall be construed as an agreement independent of any other provision. The existence of any claim or cause of action of or by Employee against the Bank shall not constitute a defense to the enforcement by the Bank of any of the covenants contained herein. Employee agrees that the invalidity or unenforceability of any one provision or provisions of this Agreement shall not affect or diminish the validity or enforceability of any other provision of this Agreement, and all other provisions of this Agreement shall therefore remain in full force and effect.
7.Breach of Covenants. Employee hereby acknowledges that Employee’s covenants contained in this Agreement are reasonable in time, scope and geography, are no broader than necessary to protect the legitimate interests of the Bank and are necessary for the protection of the Bank’s business. Employee further acknowledges that a breach of any of Employee’s covenants in this Agreement would cause irreparable damage to the Bank. Employee agrees that the restrictive covenants contained in this Agreement may be specifically enforced through injunctive relief, both temporary and permanent, by filing an action in a court of competent jurisdiction, as required by the venue provisions below. However, the right to injunctive relief shall not preclude the Bank from obtaining any other legal remedy available to it, including monetary damages. If any action at law or in equity is brought regarding the provisions of this Agreement and the Bank prevails in such action, the Bank shall be entitled to reasonable attorneys’ fees, costs, and expenses which shall be in addition to any other relief to which the Bank might be entitled.
8.Entire Agreement/Waiver. This Agreement sets forth the entire and exclusive agreement, both orally and in writing, between the parties hereto with respect to the Bank’s confidential and proprietary information and the other restrictive covenants addressed in this Agreement. Any waiver by the Bank of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.
9.Survival. Employee’s obligations under this Agreement shall survive Employee’s separation from employment regardless of the manner of such separation from employment, and shall be binding upon Employee’s heirs, successors, and assigns, as well as any companies, corporations, partnerships, or other legal or corporate entities subsequently formed by, or on behalf of, Employee.
10.Assignment. The Bank shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, any such successors or assigns.
11.Choice of Law. This Agreement, the interpretation and enforcement thereof and all claims arising out of or relating to this Agreement or the transactions contemplated by this Agreement, whether sounding in tort, contract or otherwise, shall be governed solely and exclusively by, and construed in accordance with, the laws and judicial decisions of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws and judicial decisions of any jurisdiction other than the Commonwealth of Virginia.
12.Forum Selection. All actions and proceedings arising out of or relating to this Agreement, or the transactions contemplated by this Agreement, shall be heard and determined solely and exclusively in the Circuit Court for the City of Alexandria in the Commonwealth of Virginia or the Alexandria Division of the United States District Court for the Eastern District of Virginia, chosen at the

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option of the Bank and to which Employee has no objection. Employee consents to personal jurisdiction in Virginia.
13.Waiver of Jury Trial. Each party hereby waives its right to a jury trial of any and all claims or cause of actions based upon or arising out of this Agreement or the transactions contemplated by this Agreement.  Each party hereby acknowledges and agrees that the waiver contained in this Section 13 is made knowingly and voluntarily.
14.Notices. All written notices required by this Agreement shall be deemed given when delivered personally or sent by registered or certified mail, return receipt requested, to the parties at their addresses existing at the time of the notices. Each party may, from time to time, designate a different address to which notices should be sent.
15.Amendment. This Agreement may not be varied, altered, modified or in any way amended except by an instrument in writing executed by the parties hereto or their legal representatives.
16.No Construction Against Either Party. This Agreement is the product of informed negotiations between Employee and the Bank. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by all parties. Employee and the Bank agree that none of the parties was in a superior bargaining position regarding the substantive terms of this Agreement.
17.Title. The titles and sub-headings of each Section and Sub-Section in the Agreement are for convenience only and should not be considered part of the Agreement to aid in interpretation or construction.
18.Counterparts/Facsimile. This Agreement may be executed and delivered in multiple counterparts (including by Docusign or a similarly accredited secure signature service or other electronic transmission or signature), each of which when so executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered by facsimile, e-mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.
[Acknowledgement/signature page follows.]

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below.

EMPLOYEE

Signature: __________________________________        _______________________________
                                Date
Printed Name: _______________________________

BURKE & HERBERT BANK & TRUST COMPANY

By and for the Bank:

Signature: __________________________________        _______________________________
                    Date
Printed Name: _______________________________

Title: ______________________________________

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